Exhibit 10.23

Execution Version
PURCHASE AGREEMENT
BY AND AMONG
RUBRIC CAPITAL MASTER FUND LP
BEMAP MASTER FUND LTD
BLACKSTONE CSP-MST FMAP FUND
RUBRIC BSR FUND LLC
(as the Selling Stockholders)
RUBRIC CAPITAL MANAGEMENT LP
AND
TALEN ENERGY CORPORATION
December 4, 2024

Purchase Agreement
December 4, 2024
Ladies and Gentlemen:
WHEREAS, Talen Energy Corporation (the “Company”) intends to incrementally upsize its existing Term Loan B credit facility in an aggregate incremental principal amount of at least $600,000,000 (the “Financing”); and
WHEREAS, Rubric Capital Management LP and the selling stockholders listed on the signature pages hereto (the “Selling Stockholders”) desire to sell to the Company and the Company desires to repurchase from the Selling Stockholders a number of shares of common stock, par value $0.001, of the Company, determined by the quotient obtained from dividing the Aggregate Purchase Price (as defined below) by the Per Share Purchase Price (as defined below) (the “Shares”), based on the terms and conditions set forth herein (this “Agreement”).
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Selling Stockholders hereby confirm their agreements as follows:
Section 1.Purchase, Sale and Delivery of the Subject Shares.
(a)The Subject Shares. Subject to the terms and conditions set forth in this Agreement, the Company agrees to purchase from the Selling Stockholders, and the Selling Stockholders agree to sell to the Company, Shares (the “Subject Shares”) for cash consideration by wire transfer of immediately available funds in an aggregate amount, to be determined by the Company in its discretion, of up to $1,000,000,000 (such maximum amount, the “Maximum Aggregate Purchase Price”); provided, that the Company shall not purchase Shares in an aggregate amount of less than $600,000,000 (such minimum amount, the “Minimum Aggregate Purchase Price”, and the final amount as determined by the Company in its discretion, the “Aggregate Purchase Price”). The Subject Shares shall be sold to the Company at a price per share (the “Per Share Purchase Price”) equal to the product of (i) 0.96 and (ii) the VWAP (as defined below) in respect of the 15 consecutive trading days ending upon the close of trading of the primary trading session of the Nasdaq Global Select Market on the date immediately preceding the date of the closing of the Financing. For purposes of this Agreement, “VWAP” means, for any period of determination, as reported by Bloomberg Financial Markets (or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation mutually and reasonably agreed upon by the parties in writing) the volume weighted average trading price per Share at which the Shares have traded as set forth on the Nasdaq Global Select Market for the period (calculated by dividing the aggregate trading price of all Shares sold during the period by the aggregate number of Shares sold during the period) expressed in U.S. Dollars.
(b)The Closing and Delivery of the Subject Shares. Subject to satisfaction of the conditions set forth in Section 4, payment of the Purchase Price shall be made to the Selling Stockholders in U.S. Dollars by wire of immediately available funds in New York City against delivery of the Subject Shares from each respective Selling Stockholder’s account to the Company on the date of the closing of the Financing (the “Closing Date”).
Section 2.Representations of the Selling Stockholders.

(a)The Selling Stockholders as of the date hereof have, and as of the Closing Date will have, good and marketable title to the Subject Shares proposed to be sold hereunder and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver all of such Subject Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, security interests, restrictions and claims whatsoever, other than restrictions imposed by applicable federal and state securities laws; and upon delivery of and payment for such Subject Shares hereunder, the Company will acquire good and marketable title thereto, free and clear of all liens, encumbrances, equities, claims, restrictions, security interests, voting trusts or other defects of title whatsoever, other than restrictions imposed by applicable federal and state securities laws.
(b)The Selling Stockholders are “accredited investors” as that term is defined in Regulation D under the Securities Act of 1933, as amended. Each of the Selling Stockholders hereby acknowledge that it is aware that the Company may have access to certain material, non-public information regarding the Company, including its financial condition, results of operations, properties and projections (collectively, the “Information”), that may not be available to the Selling Stockholders. Any such Information may be indicative of a value of the Subject Shares that is substantially different than the Purchase Price. The Selling Stockholders consider themselves to be experienced and sophisticated investors in trading in securities of private and public companies and to have such knowledge and experience necessary to evaluate the merits and risks of the sale contemplated hereby, and have independently, without reliance upon any Information that may have previously been directly provided to the Selling Stockholders or their representatives by the Company, evaluated the business and financial condition of the Company and each has made its own analysis and decision to sell the Shares despite this potential disparity of information between the Company and the Selling Stockholders. Each Selling Stockholder has been given the opportunity to consult with its own counsel with respect to this Agreement, its authorized officers have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such Selling Stockholder’s counsel, they are fully aware of the terms hereof and their meaning, intent and legal effect (including with respect to tax matters), and such Selling Stockholder has executed and delivered this Agreement freely and voluntarily. The assignment and transfer of the Shares by the Selling Stockholders to the Company is irrevocable. The Selling Stockholders acknowledge that the Company is relying upon the representations and warranties in this Section 2 in engaging in the purchase of the Subject Shares and would not engage in such purchase in the absence of such representations and warranties.
(c)For U.S. federal income tax purposes, other than with regards to any Selling Stockholder that provides an IRS Form W-9 to the Company, the sale of the Subject Shares by any Selling Stockholder under this agreement shall qualify as a sale or exchange under Section 302(b)(2) of the Internal Revenue Code of 1986, as amended (the “Code”).
Section 3.Representations and Covenants of the Company.
(a)The Company represents and warrants as of the date hereof that this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.

(b)At no time during the period specified in Section 897(c)(1)(A)(ii) of the Internal Revenue Code of 1986, as amended (the “Code”), has the Company been a “U.S. real property holding corporation” (as such term is defined for purposes of Section 897 of the Code).
(c)Immediately prior to the closing of the Financing, the Company shall deliver a written notice to the Selling Stockholders setting forth the number of Subject Shares being purchased by the Company and the Aggregate Purchase Price.
Section 4.Closing Conditions. The parties hereto acknowledge and agree that the obligations of the Selling Stockholders to deliver the Subject Shares and of the Company to purchase and pay for the Subject Shares, as set forth in Section 1(b), in each case, shall be subject to the following conditions:
(a)The closing of the Financing shall have occurred. For the avoidance of doubt, if the Company does not enter into and close the Financing for any reason, the Company shall have no obligation to purchase any Shares under this Agreement. Further, the Company shall have no obligation to purchase any Shares at an Aggregate Purchase Price that exceeds the aggregate incremental principal amount of the Financing.
(b)The representations and warranties contained in Section 2 hereof, with respect to the Selling Stockholders, and Section 3 hereof, with respect to the Company, are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the each party has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.
(c)On the Closing Date, there shall be no award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other governmental body or by any arbitrator pending or remaining in force of any governmental body having appropriate jurisdiction that attempts to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement, or that grants material damages in connection therewith.
Section 5.Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, facsimiled or e-mailed and confirmed to the parties hereto as follows:
If to the Company:
Talen Energy Corporation
        2929 Allen Pkwy, Suite 2200
        Houston, TX 77019
        Attention: John Wander
Rebekah Reneau
Email: John.Wander@talenenergy.com; Rebekah.Reneau@talenenergy.com with a copy to (which shall not constitute notice):
Kirkland & Ellis LLP
609 Main Street
Houston, Texas 77002
Attention: Matthew R. Pacey, P.C.
Michael W. Rigdon, P.C.

Email: matt.pacey@kirkland.com; michael.rigdon@kirkland.com
If to the Selling Stockholders:
Rubric Capital Management LP
155 East 44th St, Suite 1630
New York, NY
Attention: Brian Kleinhaus
E-mail: phil@rubriccapital.com; jonathan@rubriccapital.com; michael@rubriccapital.com; brian@rubriccapital.com
Any party hereto may change the address for receipt of communications by giving written notice to the others.
Section 6.Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and in each case their respective successors, and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any other person other than the parties to this Agreement and their successors. The term “successors” shall not include any purchaser of Shares from the Selling Stockholders merely by reason of such purchase.
Section 7.Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
Section 8.Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE. The Company and the Selling Stockholders hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 9.General Provisions. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may be delivered via electronic mail (including by email in “.pdf” or “.tif” form) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
Section 10.Withholding. The Company shall be entitled to deduct and withhold from amounts otherwise payable to each Selling Stockholder pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable tax law. To the extent that such amounts are so withheld and paid over to the appropriate governmental authority by the Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made. The parties hereto acknowledge and agree that for U.S. federal income tax purposes the Company shall report the payment of the Aggregate Purchase Price to each Selling Stockholder as the payment of sale proceeds for repurchase of the Shares and not as a dividend under Section 301 of the Code and, as of the date hereof, no withholding or deduction of any amount from the consideration otherwise payable pursuant to this Agreement is required under applicable U.S. federal income tax law with respect to any Selling Stockholder that is (i) described under Section 2(c) or (ii) provides an IRS Form W-9 certifying that such Selling Stockholder is exempt from U.S. federal backup withholding.
Section 11.Tax Indemnity. Notwithstanding anything to the contrary in this Agreement, each Selling Stockholder shall, jointly and severally, indemnify the Company and its affiliates with respect to any loss, demand, suit, claim, liability, cost, court cost, damage, judgment, award, deficiency, penalty, interest, fine, obligation, tax (including any income tax due to amounts received under this Section 11) or expense (including reasonable attorneys’ or accountants’ fees and expenses, amounts paid in investigation or defense, and amounts paid in settlement, of any of the foregoing) arising as a result of the Company not withholding any amounts from the Aggregate Purchase Price under Section 1441 or 1442 of the Internal Revenue Code of 1986, as amended, for U.S. federal (and applicable state and local) income tax purposes.
Section 12. Termination.
(a)Either party hereto may terminate this Agreement, upon written notice to the other party, if the closing price of the Shares on the Nasdaq Global Select Market on any date during the period from the date hereof to the date immediately preceding the Closing Date is less than $190.00 per share.
(b)If closing of the Financing has not occurred by 5:00 p.m., Houston, Texas time on December 30, 2024 (the “Outside Date”), this Agreement shall terminate, automatically, without any further required action or notice by any person, immediately after the Outside Date.

Section 13.Public Announcements. The Selling Stockholders and the Company shall consult with each other before issuing any press release or otherwise making any public statements or filings with respect to this Agreement or any of the transactions contemplated by this Agreement, and neither the Selling Stockholders nor the Company shall issue any such press release, statement or filing prior to obtaining the consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that such consent shall not be required to make any such press release, statement or filing which (a) is required by applicable law, including, without limitation, pursuant to Section 13 and/or Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder or (b) is required by or advisable under the rules and regulations of any securities exchange or national market system upon which such party’s securities (or their respective affiliates) are listed.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

TALEN ENERGY CORPORATION

By:	/s/ Terry L. Nutt
Name: Terry L. Nutt
Title: Chief Financial Officer

[Signature Page to Purchase Agreement]

RUBRIC CAPITAL MANAGEMENT LP
As Manager or Sub-Manager on behalf of certain of its funds and accounts

By:	/s/ Michael Nachmani
Name: Michael Nachmani
Title: Authorized Signatory

SELLING STOCKHOLDERS:

RUBRIC CAPITAL MASTER FUND LP

By:	/s/ Michael Nachmani
Name: Michael Nachmani
Title: Authorized Signatory

BEMAP MASTER FUND LTD, by Rubric Capital Management LP, its Sub-Manager

By:	/s/ Michael Nachmani
Name: Michael Nachmani
Title: Authorized Signatory

BLACKSTONE CSP-MST FMAP FUND, by Rubric Capital Management LP, its Sub-Manager

By:	/s/ Michael Nachmani
Name: Michael Nachmani
Title: Authorized Signatory

RUBRIC BSR FUND LLC, by Rubric Capital GP LLC, its general partner

By:	/s/ Michael Nachmani
Name: Michael Nachmani
Title: Authorized Signatory
[Signature Page to Purchase Agreement]